Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Francie Nagy, Investor Relations (212) 515-4625

GateHouse Media to Acquire 7 Massachusetts Publications

Fairport, New York. December 1, 2006 - GateHouse Media, Inc. (NYSE: GHS) announced today it has signed a definitive asset purchase agreement to acquire 7 publications located in Southeastern Massachusetts from the Journal Register Company for a purchase price of $70 million. The Company intends to fund the purchase price initially with cash on hand. The 7 publications are comprised of 2 daily and 3 weekly newspapers and 2 shopper publications located in the towns of Fall River and Taunton. The 2 daily papers are the Fall River Herald News which has circulation of 20,932 and the Taunton Daily Gazette which has circulation of 9,437. The transaction is expected to close by the end of this year and is subject to customary closing conditions.

“We are looking forward to completing this strategic addition to our local media portfolio and the accretive impact these assets will have on free cash flow per share,” said Michael E. Reed, CEO of GateHouse Media, Inc. “The Fall River and Taunton assets fit extremely well with our existing base of Massachusetts-area publications and are the premiere local media franchises in their respective markets. In addition, due to their proximity to our existing operations, we will be able to benefit from cost savings and revenue generation opportunities that are inherent in being part of a cluster.”

GateHouse Media, Inc., headquartered in Fairport, New York, is one of the largest publishers of locally based print and online media in the United States as measured by number of daily publications. GateHouse Media now owns over 415 community publications located in 18 states across the country, and more than 230 related websites reaching approximately 9 million people on a weekly basis. GateHouse Media is traded on the New York Stock Exchange under the symbol “GHS”.

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks and uncertainties, including without limitation, statements relating to GateHouse Media’s growth and potential. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,” “predict,” “continue” or other similar words or expressions. Forward looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain

GATEHOUSE MEDIA, INC

350 WillowBrook Office Park; Fairport, New York 14450

Phone 585-598-0030 Fax 585-248-2631

projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, our limited operating history on a combined basis, our ability to generate sufficient cash flow to cover required interest and long-term obligations, the effect of our indebtedness and long-term obligations on our liquidity, our ability to effectively manage our growth, unforeseen costs associated with the acquisition of new properties, competition for the acquisition of strategic assets, our ability to integrate acquired assets and businesses, any increases in the price or reduction in the availability of newsprint, seasonal and other fluctuations affecting our revenues and operating results, any declines in circulation, our ability to obtain additional capital on terms acceptable to us, our vulnerability to economic downturns, regulatory changes or acts of nature in certain geographic areas, increases in competition for skilled personnel, departure of our key officers, increases in market interest rates, environmental contamination or employee safety and health issues at any of our facilities, failure to comply with existing environmental laws, an adverse determination or resolution in any complaints filed against us, the cost and difficulty of complying with increasing and evolving regulation, and other risks detailed from time to time in GateHouse Media’s SEC reports, including its final Prospectus filed with the SEC pursuant to Rule 424(b) on October 24, 2006. When considering forward- looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this press release. The factors discussed above and the other factors noted in our SEC filings could cause our actual results to differ significantly from those contained in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

GATEHOUSE MEDIA, INC

350 Willow Brook Office Park

Phone 585-598-0030 Fax 585-248-2631

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